                                                                  EXHIBIT 21

                             SUBSIDIARIES OF SAT

                                                              Jurisdiction of           Percentage of
Name of Subsidiary                                            Incorporation             Ownership
------------------                                            ---------------           -------------
Good Ideas Enterprises, Inc.                                      Delaware                  75%

U.S. Drug Testing, Inc.                                           Delaware                  75%

Good Ideas Acquisition Corp.                                      Delaware                 100%

U.S. Drug Acquisition Corp.                                       Delaware                 100%





                                     E-154